UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2019
KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11299 N. Illinois Street
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 16, 2019, the Board of Directors (the “Board”) of KAR Auction Services, Inc. (the “Company”), elected David DiDomenico and Mary Ellen Smith as directors of the Company, effective immediately. Mr. DiDomenico will serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board, and Ms. Smith will serve on the Compensation Committee and the Risk Committee of the Board.
Mr. DiDomenico, age 49, has served as a Partner of JANA Partners LLC, a registered investment adviser, since September 2010. Mr. DiDomenico has served as Chief Executive Officer and President of Osprey Technology Acquisition Corp. (“Osprey”), a special purpose acquisition company, since June 2019 and a director of Osprey since July 2019. Mr. DiDomenico served as a Managing Director of New Mountain Capital, LLC, an alternative investment manager, from 2005 to 2010. Prior to that, Mr. DiDomenico served as an Associate Portfolio Manager at Neuberger Berman, Inc., a diversified asset manager, from 2002 to 2005. Mr. DiDomenico holds an MBA from Stanford University Graduate School of Business and a BA from Harvard College.
Ms. Smith, age 59, has served as Corporate Vice President of Worldwide Business Operations of Microsoft Corporation (“Microsoft”), a technology company, since July 2013. Ms. Smith previously served as Vice President, Worldwide Operations from 2011 to July 2013, General Manager, Worldwide Commercial Operations from 2010 to 2011, and General Manager and President of Microsoft Licensing, GP from 2006 to 2010. Prior to joining Microsoft, Ms. Smith served in several roles at Hewlett-Packard Company from 1996 to 2006, including Vice President, Volume Direct and Teleweb, Americas Region, from 2004 to 2006, and Vice President, Worldwide Customer Operations from 2002 to 2004. Ms. Smith holds an MBA from Wright State University and a BS in Business Administration from Bowling Green State University.
In connection with their appointment to the Board, Mr. DiDomenico and Ms. Smith will be entitled to receive cash and equity compensation as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2019. There are no arrangements or understandings between Mr. DiDomenico or Ms. Smith and any other person pursuant to which such individuals were selected as directors. There are no transactions involving Mr. DiDomenico or Ms. Smith that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAR AUCTION SERVICES, INC.

Date: October 21, 2019
By: /s/ Charles S. Coleman
Charles S. Coleman
Senior Vice President, General Counsel and Secretary